Exhibit 99.1
TeraWulf Announces September 2023 Production and Operations Updates
Self-mined 329 BTC in September for total of 989 BTC in Q3 2023 and 2,430 BTC mined year-to-date.
Generated approx. $6.5 million of free cash flow in Q3 2023, which will be used to repay debt.
Continued to participate in multiple demand response programs at the Lake Mariner facility.
EASTON, Md. – October 3, 2023 – TeraWulf Inc. (Nasdaq: WULF) (“TeraWulf” or the “Company”), owners and operators of vertically integrated, domestic bitcoin mining facilities powered by more than 91% zero-carbon energy, today provided an unaudited monthly production and operations update for September 2023.
September 2023 Highlights
•Self-mined 329 bitcoin in September with an average production rate of 11 bitcoin per day.
•Generated approx. $6.5 million of free cash flow in Q3 2023, which will be used to repay debt, thereby reducing the Company’s future interest payments and total cost to mine bitcoin.
•Power cost averaged $9.9k per bitcoin produced, or approximately $0.035/kWh in September.

Key Metrics[1]	September 2023
Bitcoin Self-Mined[2]	329
Value per Bitcoin Self-Mined[3]	$26,283
Power Cost per Bitcoin Self-Mined	$9,880
Avg. Operating Hash Rate (EH/s)[4]	5.0
Management Commentary
“During the month of September, the Company mined 329 bitcoin, consistent with August’s bitcoin production despite unfavorable network factors including a 2.7% increase in network difficulty month over month,” said Sean Farrell, SVP of Operations at TeraWulf. “We are committed to being a responsible load resource, and while operating performance was optimized at the Lake Mariner and Nautilus facilities during the month due to enhanced miner repairs, these efficiency benefits were offset
1 Unaudited monthly results are based on estimates, which remain subject to standard month end adjustments. The Company’s share of the earnings or losses of the Nautilus facility is reflected in the caption “Equity in net loss of investee, net of tax” in the consolidated statements of operations. Accordingly, operating results of the Nautilus facility are not reflected in the revenue, cost of revenue or cost of operations lines in TeraWulf’s consolidated statements of operations.
2 Includes BTC earned from profit sharing associated with a short-term hosting agreement at the Lake Mariner facility and TeraWulf’s net share of BTC produced at the Nautilus facility.
3 Computed as the weighted-average opening price of BTC on each respective day the Self-Mined Bitcoin is earned.
4 While nameplate inventory for WULF’s two facilities is 5.5 EH/s, inclusive of gross total hosted miners, actual monthly hash rate performance depends on a variety of factors, including (but not limited to) performance tuning to increase efficiency and maximize margin, scheduled outages (scopes to improve reliability or performance), unscheduled outages, curtailment due to participation in various cash generating demand response programs, derate of ASICS due to adverse weather and ASIC maintenance and repair.

by facility downtime at Lake Mariner due to demand response activity earlier in the month,” added Farrell.
“The third quarter of 2023 was monumental for TeraWulf as it represents the first full quarter of 5.5 EH/s of operational capacity across our portfolio. Correspondingly, the Company generated meaningful free cash flow during the quarter, which will be applied to reduce indebtedness,” said Patrick Fleury, Chief Financial Officer of TeraWulf. “Our operating and financial goals remain clear: maximize profitability, reduce debt, execute on accretive organic and external growth opportunities, and return value to our shareholders,” continued Fleury.
Production and Operations Update
As of September 30, 2023, the Company had an operational miner fleet of approximately 50,000 of the latest generation miners, comprised of 34,000 miners at its wholly owned Lake Mariner facility in New York (5,000 of which are hosted pursuant to an agreement expiring in the fourth quarter of 2023) and 16,000 self-miners at the nuclear-powered Nautilus facility in Pennsylvania.
The previously announced 43 MW expansion at Lake Mariner is progressing and remains on target for completion by year-end 2023.
About TeraWulf
TeraWulf (Nasdaq: WULF) owns and operates vertically integrated, environmentally clean bitcoin mining facilities in the United States. Led by an experienced group of energy entrepreneurs, the Company currently has two Bitcoin mining facilities: the wholly owned Lake Mariner Data facility in New York, and Nautilus Cryptomine facility in Pennsylvania, a joint venture with Cumulus Coin, LLC. TeraWulf generates domestically produced Bitcoin powered by 91% zero carbon energy resources including nuclear, hydro, and solar with a goal of utilizing 100% zero-carbon energy. With a core focus on ESG that ties directly to its business success, TeraWulf expects to offer attractive mining economics at an industrial scale.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) conditions in the cryptocurrency mining industry, including fluctuation in the market pricing of bitcoin and other cryptocurrencies, and the economics of cryptocurrency mining, including as to variables or factors affecting the cost, efficiency and profitability of cryptocurrency mining; (2) competition among the various providers of cryptocurrency mining services; (3) changes in applicable laws, regulations and/or permits affecting TeraWulf’s operations or the industries in which it operates, including regulation regarding power generation, cryptocurrency usage and/or cryptocurrency mining; (4) the ability to implement certain business objectives and to timely and cost-effectively execute integrated projects; (5) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to growth strategies or operations; (6) loss of public confidence in bitcoin or other cryptocurrencies and the potential for cryptocurrency market manipulation; (7) the potential of cybercrime, money-laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage (and the costs associated with any of the foregoing); (8) the availability, delivery schedule and cost of equipment necessary to maintain and grow the business and operations of TeraWulf, including mining equipment and infrastructure equipment meeting the technical or other specifications required to achieve its growth strategy; (9) employment workforce factors, including the loss of key employees; (10) litigation relating to TeraWulf, RM 101 f/k/a IKONICS Corporation and/or the business combination; and (11) other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. TeraWulf does not assume any obligation to publicly update any forward-looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the SEC, which are available at www.sec.gov.
Company Contact:
Jason Assad
Director of Corporate Communications
assad@terawulf.com
678-570-6791